Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Third Quarter 2025 Financial Results

•Q3 net revenue of $126.5 million, up 16% sequentially and up 56% year over year
Carlsbad, Calif. – October 23, 2025 – MaxLinear, Inc. (Nasdaq: MXL), a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter Financial Highlights
GAAP basis:
•Net revenue was $126.5 million, up 16% sequentially and up 56% from the year-ago quarter.
•GAAP gross margin was 56.9%, compared to 56.5% in the prior quarter, and 54.4% in the year-ago quarter.
•GAAP operating expenses were $113.2 million in the third quarter, or 90% of net revenue, compared to $86.1 million in the prior quarter, or 79% of net revenue, and $110.8 million in the year-ago quarter, or 137% of net revenue.
•GAAP loss from operations was 33% of net revenue, compared to loss from operations of 23% of net revenue in the prior quarter, and loss from operations of 82% of net revenue in the year-ago quarter.
•Net cash flow provided by operating activities was $10.1 million, compared to net cash flow provided by operating activities of $10.5 million in the prior quarter, and net cash flow used in operating activities of $30.7 million in the year-ago quarter.
•GAAP diluted loss per share was $0.52, compared to diluted loss per share of $0.31 in the prior quarter, and diluted loss per share of $0.90 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 59.1%, compared to 59.1% in the prior quarter, and 58.7% in the year-ago quarter.
•Non-GAAP operating expenses were $59.5 million, or 47% of net revenue, compared to $56.6 million or 52% of net revenue in the prior quarter, and $72.8 million or 90% of net revenue in the year-ago quarter.
•Non-GAAP income from operations was 12% of net revenue, compared to income of 7% in the prior quarter, and loss of 31% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.14, compared to earnings per share of $0.02 in the prior quarter, and loss per share of $0.36 in the year-ago quarter.

Management Commentary

“Our third quarter results reflect strong sequential and year-over-year growth in our business,” said Kishore Seendripu, PhD, Chairman and CEO. “With solid execution, we again exceeded the mid-point of our revenue guidance, realized a strong sequential increase in our profitability on a non-GAAP basis, and generated positive free cash flow. Our focused investments in data center optical interconnects, wireless infrastructure, PON broadband access, Wi-Fi7, Ethernet and storage accelerator products are enabling us to lay the significant groundwork required for broadening customer traction, new and increased content opportunities, and sustained growth in 2026.”
Fourth Quarter 2025 Business Outlook

The company expects net revenue in the fourth quarter of 2025 to be approximately $130 million to $140 million. The Company also estimates the following:
•GAAP gross margin of approximately 56.0% to 59.0%;
•Non-GAAP gross margin of approximately 58.0% to 61.0%;

•GAAP operating expenses of approximately $92 million to $98 million;
•Non-GAAP operating expenses of approximately $57 million to $63 million;
•GAAP interest and other expense of approximately $2.2 million to $2.8 million;
•Non-GAAP interest and other expense of approximately $1.9 million to $2.5 million;
•GAAP income tax benefit of $2.5 million and non-GAAP income tax provision of $2 million, respectively; and
•Basic and diluted share count of approximately 87.5 million and 91.1 million, respectively.

Webcast and Conference Call
MaxLinear will host its third quarter financial results conference call today, October 23, 2025 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com and will be archived and available after the call at https://investors.maxlinear.com until November 6, 2025. A replay of the conference call will also be available until November 6, 2025 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13756272.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for fourth quarter 2025, including net revenue and GAAP and non-GAAP amounts for each of the following: gross margins, operating expenses, interest and other expenses, income tax provision (benefit), and diluted share counts); our potential growth, our ability to continue to grow our revenues and profitability; our anticipated benefits from our investments into certain products; statements regarding our ability to broaden customer traction; statements related to new content opportunities; settlement of bonus awards for our 2025 performance period; and statements by our Chairman and CEO. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements and our future financial performance and operating results forecasts generally. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions. Additional risks and uncertainties affecting our business, future operating results and financial condition include, without limitation, risks relating to: our terminated merger with Silicon Motion and related arbitration and class action complaint and the risks related to potential payment of damages; the effect of intense and increasing competition; increased tariffs, export controls or imposition of other trade barriers; impacts of global economic conditions; the cyclical nature of the semiconductor industry; a significant variance in our operating results and impact on volatility in our stock price, and our ability to sustain our current level of revenue, which has previously declined, and/or manage future growth effectively, and the impact of excess inventory in the channel on our customers’ expected demand for certain of our products and on our revenue; escalating trade wars, military conflicts and other geopolitical and economic tensions among the countries in which we conduct business; international geopolitical and military conflicts; our ability to obtain or retain government authorization to export certain of our products or technology; the loss of, or a significant reduction in orders from major customers; legal proceedings or potential violations of regulations; information technology failures; a decrease in the average selling prices of our products; failure to penetrate new applications and markets; development delays and consolidation trends in our industry; inability to make substantial and productive research and development investments; delays or expenses caused by undetected defects or bugs in our products; substantial quarterly and annual fluctuations in our revenue and operating results; failure to timely develop and introduce new or enhanced products; order and shipment uncertainties and differences between our estimates of customer demand and product mix and our actual results; failure to accurately predict our future revenue and appropriately budget expenses; lengthy and expensive customer qualification processes; customer product plan cancellations; failure to maintain compliance with government regulations; failure to attract and retain qualified personnel; any adverse impact of rising interest rates on us, our customers, and our distributors and related demand; risks related to compliance with privacy, data protection and cybersecurity laws and regulations; risks related to conforming our products to industry standards; risks related to business acquisitions and investments; claims of intellectual property infringement; our ability to protect our intellectual property; security vulnerabilities of our products; use of open source software in our products; and failure to manage our relationships with, or negative impacts from, third parties.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Current Reports on Form 8-K, as well as the information to be set forth under the caption "Risk Factors" in MaxLinear's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. All forward-looking statements are based on the estimates, projections and assumptions of management as of October 23, 2025, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including, but not limited to, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of net revenue, non-GAAP income (loss) from operations, non-GAAP income (loss) from operations as percentage of revenue, non-GAAP interest and other income (expense), non-GAAP income tax provision, non-GAAP basic and diluted earnings (loss) per share, and non-GAAP diluted share count. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance-based bonus plan for 2025, which we intend to settle in shares of our common stock; (iii) accruals related to our performance-based bonus plan for 2024, which we settled in shares of common stock in February 2025; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions, if any, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion; (vii) impairment losses: (viii) severance and other restructuring charges; (ix) other non-recurring interest and other income (expenses), net, attributable to acquisitions; and (x) non-cash income tax benefits and expenses. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that we believe are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income or loss.
Performance-based equity consists of accruals related to our executive and non-executive bonus programs and have been excluded from our non-GAAP net income or loss for all periods reported. Bonus payments for the 2024 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2025. We currently expect that a substantial portion of bonus awards under our fiscal 2025 program will be settled in common stock in the first quarter of fiscal 2026.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and acquisition and integration costs primarily consisting of professional and consulting fees, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion.
Research and development funded by others represents proceeds received under contracts for jointly funded R&D projects to develop technology that may be commercialized into a product in the future. Initially such proceeds may not yet be recognized in GAAP results if, pursuant to contract terms, the Company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions. Once such conditions have been resolved, the proceeds are recognized in GAAP results, and accordingly, reversed from non-GAAP results.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities and cancellation of contracts.
Other expense includes accretion of discounts on obligations recorded as a result of abandoned leased facilities for which continue to be obligated to pay but from which we will receive no future benefit.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, we are also unable to predict their probable significance, particularly related to stock-based compensation and its related tax effects as well as potential impairments, a quantitative reconciliation is not available without unreasonable efforts and accordingly, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not provided a reconciliation for non-GAAP guidance provided for the fourth quarter 2025.
About MaxLinear, Inc.
MaxLinear, Inc. (Nasdaq:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Leslie Green
lgreen@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Net revenue	$126,459	$108,813	$81,102
Cost of net revenue	54,558	47,288	37,022
Gross profit	71,901	61,525	44,080
Operating expenses:
Research and development	54,252	47,199	52,604
Selling, general and administrative	47,674	33,361	30,154
Impairment losses	—	—	1,237
Restructuring charges	11,264	5,580	26,828
Total operating expenses	113,190	86,140	110,823
Loss from operations	(41,289)	(24,615)	(66,743)
Interest income	874	812	1,653
Interest expense	(2,649)	(2,512)	(2,655)
Other income (expense), net	(324)	(4,386)	(14,753)
Total other income (expense), net	(2,099)	(6,086)	(15,755)
Loss before income taxes	(43,388)	(30,701)	(82,498)
Income tax provision (benefit)	2,097	(4,115)	(6,713)
Net loss	$(45,485)	$(26,586)	$(75,785)
Net loss per share:
Basic	$(0.52)	$(0.31)	$(0.90)
Diluted	$(0.52)	$(0.31)	$(0.90)
Shares used to compute net loss per share:
Basic	87,186	86,626	84,074
Diluted	87,186	86,626	84,074

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Net revenue	$331,205	$268,361
Cost of net revenue	143,948	124,827
Gross profit	187,257	143,534
Operating expenses:
Research and development	156,908	173,911
Selling, general and administrative	117,624	100,242
Impairment losses	—	1,237
Restructuring charges	24,723	50,323
Total operating expenses	299,255	325,713
Loss from operations	(111,998)	(182,179)
Interest income	2,550	5,346
Interest expense	(7,665)	(8,072)
Other income (expense), net	(5,978)	(12,990)
Total other income (expense), net	(11,093)	(15,716)
Loss before income taxes	(123,091)	(197,895)
Income tax benefit	(1,307)	(10,535)
Net loss	$(121,784)	$(187,360)
Net loss per share:
Basic	$(1.41)	$(2.25)
Diluted	$(1.41)	$(2.25)
Shares used to compute net loss per share:
Basic	86,368	83,303
Diluted	86,368	83,303

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Operating Activities
Net loss	$(45,485)	$(26,586)	$(75,785)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	10,838	11,217	12,142
Impairment of intangible assets	—	—	1,237
Impairment of investments and other assets	—	—	14,000
Amortization of debt issuance costs and accretion of discount on debt and leases	477	491	637
Stock-based compensation	21,511	13,113	12,788
Deferred income taxes	275	(5,677)	(8,320)
Loss on disposal of property and equipment	261	900	623
Impairment of leased right-of-use assets	—	449	677
Gain on extinguishment of lease liabilities	—	—	(1)
Loss on foreign currency and other	211	4,277	2,339
Excess tax (benefits) deficiencies on stock-based awards	1,931	699	(1,469)
Changes in operating assets and liabilities:
Accounts receivable, net	52,884	(6,893)	37,010
Inventory	(298)	(26)	(1,325)
Prepaid expenses and other assets	1,173	8,204	(7,852)
Accounts payable, accrued expenses and other current liabilities	(40,139)	20,404	(3,770)
Accrued compensation	15,047	3,132	159
Accrued price protection liability	(5,681)	(8,163)	(17,158)
Lease liabilities	(2,928)	(2,960)	(2,761)
Other long-term liabilities	47	(2,092)	6,098
Net cash provided by (used in) operating activities	10,124	10,489	(30,731)
Investing Activities
Purchases of property and equipment	(5,729)	(1,172)	(4,132)
Purchases of intangible assets	(1,012)	(6,207)	(1,818)
Net cash used in investing activities	(6,741)	(7,379)	(5,950)
Financing Activities
Net proceeds from issuance of common stock	27	2,150	—
Minimum tax withholding paid on behalf of employees for restricted stock units	(12)	(71)	(58)
Net cash provided by (used in) financing activities	15	2,079	(58)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(388)	999	94
Increase (decrease) in cash, cash equivalents and restricted cash	3,010	6,188	(36,645)
Cash, cash equivalents and restricted cash at beginning of period	110,253	104,065	186,137
Cash, cash equivalents and restricted cash at end of period	$113,263	$110,253	$149,492

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Operating Activities
Net loss	$(121,784)	$(187,360)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	33,204	42,426
Impairment of intangible assets	—	1,237
Impairment of investments and other assets	—	14,000
Amortization of debt issuance costs and accretion of discount on debt and leases	1,478	1,990
Stock-based compensation	57,535	47,208
Deferred income taxes	(6,080)	(13,058)
Loss on disposal of property and equipment	1,161	1,068
Impairment of leased right-of-use assets	427	3,415
Gain on extinguishment of lease liabilities	—	(554)
Loss on foreign currency and other	5,672	973
Excess tax (benefits) deficiencies on stock-based awards	4,205	(2,988)
Changes in operating assets and liabilities:
Accounts receivable, net	32,530	122,689
Inventory	4,014	3,845
Prepaid expenses and other assets	5,653	(8,615)
Accounts payable, accrued expenses and other current liabilities	(15,546)	(16,041)
Accrued compensation	26,896	3,011
Accrued price protection liability	(9,562)	(27,212)
Lease liabilities	(8,705)	(7,806)
Other long-term liabilities	(1,885)	4,315
Net cash provided by (used in) operating activities	9,213	(17,457)
Investing Activities
Purchases of property and equipment	(8,890)	(15,487)
Purchases of intangible assets	(7,219)	(4,961)
Net cash used in investing activities	(16,109)	(20,448)
Financing Activities
Net proceeds from issuance of common stock	2,167	1,579
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,213)	(1,714)
Net cash used in financing activities	(46)	(135)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	602	(824)
Decrease in cash, cash equivalents and restricted cash	(6,340)	(38,864)
Cash, cash equivalents and restricted cash at beginning of period	119,603	188,356
Cash, cash equivalents and restricted cash at end of period	$113,263	$149,492

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	June 30, 2025	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$111,859	$108,618	$148,476
Short-term restricted cash	1,380	—	993
Accounts receivable, net	52,934	105,818	47,930
Inventory	86,329	86,031	96,063
Prepaid expenses and other current assets	31,630	29,682	34,798
Total current assets	284,132	330,149	328,260
Long-term restricted cash	24	1,635	23
Property and equipment, net	50,865	51,125	63,493
Leased right-of-use assets	14,624	16,528	22,549
Intangible assets, net	52,066	54,359	58,031
Goodwill	318,588	318,588	318,588
Deferred tax assets	74,764	75,037	82,552
Other long-term assets	13,070	16,316	21,807
Total assets	$808,133	$863,737	$895,303

Liabilities and stockholders’ equity
Current liabilities	$183,551	$213,492	$168,597
Long-term lease liabilities	12,133	14,397	19,433
Long-term debt	123,461	123,305	122,840
Other long-term liabilities	24,261	24,212	27,561
Stockholders’ equity	464,727	488,331	556,872
Total liabilities and stockholders’ equity	$808,133	$863,737	$895,303

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
GAAP gross profit	$71,901	$61,525	$44,080
Stock-based compensation	164	156	81
Performance based equity	136	73	(19)
Amortization of purchased intangible assets	2,582	2,582	3,498
Non-GAAP gross profit	74,783	64,336	47,640

GAAP R&D expenses	54,252	47,199	52,604
Stock-based compensation	(9,750)	(7,625)	(7,423)
Performance based equity	(7,361)	(4,145)	775
Research and development funded by others	—	—	3,000
Non-GAAP R&D expenses	37,141	35,429	48,956

GAAP SG&A expenses	47,674	33,361	30,154
Stock-based compensation	(11,597)	(5,333)	(5,284)
Performance based equity	(3,750)	(2,231)	384
Amortization of purchased intangible assets	(350)	(592)	(591)
Acquisition and integration costs	(9,572)	(4,079)	(801)
Non-GAAP SG&A expenses	22,405	21,126	23,862

GAAP impairment losses	—	—	1,237
Impairment losses	—	—	(1,237)
Non-GAAP impairment losses	—	—	—

GAAP restructuring expenses	11,264	5,580	26,828
Restructuring charges	(11,264)	(5,580)	(26,828)
Non-GAAP restructuring expenses	—	—	—

GAAP loss from operations	(41,289)	(24,615)	(66,743)
Total non-GAAP adjustments	56,526	32,396	41,565
Non-GAAP income (loss) from operations	15,237	7,781	(25,178)

GAAP interest and other income (expense), net	(2,099)	(6,086)	(15,755)
Non-recurring interest and other income (expense), net	298	201	11,769
Non-GAAP interest and other income (expense), net	(1,801)	(5,885)	(3,986)

GAAP loss before income taxes	(43,388)	(30,701)	(82,498)
Total non-GAAP adjustments	56,824	32,597	53,334
Non-GAAP income (loss) before income taxes	13,436	1,896	(29,164)

GAAP income tax provision (benefit)	2,097	(4,115)	(6,713)
Adjustment for non-cash tax benefits/expenses	(797)	4,255	7,568
Non-GAAP income tax provision	1,300	140	855

GAAP net loss	(45,485)	(26,586)	(75,785)
Total non-GAAP adjustments before income taxes	56,824	32,597	53,334
Less: total tax adjustments	(797)	4,255	7,568
Non-GAAP net income (loss)	$12,136	$1,756	$(30,019)

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	87,186	86,626	84,074
Shares used in computing GAAP diluted net loss per share	87,186	86,626	84,074
Dilutive common stock equivalents	671	163	—
Shares used in computing non-GAAP diluted net income (loss) per share	87,857	86,789	84,074
Non-GAAP basic net income (loss) per share	$0.14	$0.02	$(0.36)
Non-GAAP diluted net income (loss) per share	$0.14	$0.02	$(0.36)

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Nine Months Ended
	September 30, 2025	September 30, 2024
GAAP gross profit	$187,257	$143,534
Stock-based compensation	601	435
Performance based equity	247	16
Amortization of purchased intangible assets	7,746	16,808
Non-GAAP gross profit	195,851	160,793

GAAP R&D expenses	156,908	173,911
Stock-based compensation	(32,031)	(27,952)
Performance based equity	(15,685)	(2,365)
Research and development funded by others	(1,000)	2,000
Non-GAAP R&D expenses	108,192	145,594

GAAP SG&A expenses	117,624	100,242
Stock-based compensation	(24,903)	(18,820)
Performance based equity	(8,034)	(1,321)
Amortization of purchased intangible assets	(1,533)	(1,774)
Acquisition and integration costs	(16,860)	(1,567)
Non-GAAP SG&A expenses	66,294	76,760

GAAP impairment losses	—	1,237
Impairment losses	—	(1,237)
Non-GAAP impairment losses	—	—

GAAP restructuring expenses	24,723	50,323
Restructuring charges	(24,723)	(50,323)
Non-GAAP restructuring expenses	—	—

GAAP loss from operations	(111,998)	(182,179)
Total non-GAAP adjustments	133,363	120,618
Non-GAAP income (loss) from operations	21,365	(61,561)

GAAP interest and other income (expense), net	(11,093)	(15,716)
Non-recurring interest and other income (expense), net	689	11,907
Non-GAAP interest and other income (expense), net	(10,404)	(3,809)

GAAP loss before income taxes	(123,091)	(197,895)
Total non-GAAP adjustments	134,052	132,525
Non-GAAP income (loss) before income taxes	10,961	(65,370)

GAAP income tax benefit	(1,307)	(10,535)
Adjustment for non-cash tax benefits/expenses	2,747	13,535
Non-GAAP income tax provision	1,440	3,000

GAAP net loss	(121,784)	(187,360)
Total non-GAAP adjustments before income taxes	134,052	132,525
Less: total tax adjustments	2,747	13,535
Non-GAAP net income (loss)	$9,521	$(68,370)

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	86,368	83,303
Shares used in computing GAAP diluted net loss per share	86,368	83,303
Dilutive common stock equivalents	600	—
Shares used in computing non-GAAP diluted net income (loss) per share	86,968	83,303
Non-GAAP basic net income (loss) per share	$0.11	$(0.82)
Non-GAAP diluted net income (loss) per share	$0.11	$(0.82)

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AS A PERCENTAGE OF NET REVENUE

	Three Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024
GAAP gross margin	56.9%	56.5%	54.4%
Stock-based compensation	0.1%	0.1%	0.1%
Performance based equity	0.1%	0.1%	—%
Amortization of purchased intangible assets	2.0%	2.4%	4.3%
Non-GAAP gross margin	59.1%	59.1%	58.7%

GAAP R&D expenses	42.9%	43.4%	64.9%
Stock-based compensation	(7.7)%	(7.0)%	(9.2)%
Performance based equity	(5.8)%	(3.8)%	1.0%
Research and development funded by others	—%	—%	3.7%
Non-GAAP R&D expenses	29.4%	32.6%	60.4%

GAAP SG&A expenses	37.7%	30.7%	37.2%
Stock-based compensation	(9.2)%	(4.9)%	(6.5)%
Performance based equity	(3.0)%	(2.1)%	0.5%
Amortization of purchased intangible assets	(0.3)%	(0.5)%	(0.7)%
Acquisition and integration costs	(7.6)%	(3.8)%	(1.0)%
Non-GAAP SG&A expenses	17.7%	19.4%	29.4%

GAAP impairment losses	—%	—%	1.5%
Impairment losses	—%	—%	(1.5)%
Non-GAAP impairment losses	—%	—%	—%

GAAP restructuring expenses	8.9%	5.1%	33.1%
Restructuring charges	(8.9)%	(5.1)%	(33.1)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP loss from operations	(32.7)%	(22.6)%	(82.3)%
Total non-GAAP adjustments	44.7%	29.8%	51.3%
Non-GAAP income (loss) from operations	12.1%	7.2%	(31.0)%

GAAP interest and other income (expense), net	(1.7)%	(5.6)%	(19.4)%
Non-recurring interest and other income (expense), net	0.2%	0.2%	14.5%
Non-GAAP interest and other income (expense), net	(1.4)%	(5.4)%	(4.9)%

GAAP loss before income taxes	(34.3)%	(28.2)%	(101.7)%
Total non-GAAP adjustments before income taxes	44.9%	30.0%	65.8%
Non-GAAP income (loss) before income taxes	10.6%	1.7%	(36.0)%

GAAP income tax provision (benefit)	1.7%	(3.8)%	(8.3)%
Record valuation allowance due to net deferred liability acquired	(0.6)%	3.9%	9.3%
Non-GAAP income tax provision	1.0%	0.1%	1.1%

GAAP net loss	(36.0)%	(24.4)%	(93.4)%
Total non-GAAP adjustments before income taxes	44.9%	30.0%	65.8%
Less: total tax adjustments	(0.6)%	3.9%	9.3%
Non-GAAP net income (loss)	9.6%	1.6%	(37.0)%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AS A PERCENTAGE OF NET REVENUE

	Nine Months Ended
	September 30, 2025	September 30, 2024
GAAP gross margin	56.5%	53.5%
Stock-based compensation	0.2%	0.2%
Performance based equity	0.1%	—%
Amortization of purchased intangible assets	2.3%	6.3%
Non-GAAP gross margin	59.1%	59.9%

GAAP R&D expenses	47.4%	64.8%
Stock-based compensation	(9.7)%	(10.4)%
Performance based equity	(4.7)%	(0.9)%
Research and development funded by others	(0.3)%	0.8%
Non-GAAP R&D expenses	32.7%	54.3%

GAAP SG&A expenses	35.5%	37.4%
Stock-based compensation	(7.5)%	(7.0)%
Performance based equity	(2.4)%	(0.5)%
Amortization of purchased intangible assets	(0.5)%	(0.7)%
Acquisition and integration costs	(5.1)%	(0.6)%
Non-GAAP SG&A expenses	20.0%	28.6%

GAAP impairment losses	—%	0.5%
Impairment losses	—%	(0.5)%
Non-GAAP impairment losses	—%	—%

GAAP restructuring expenses	7.5%	18.8%
Restructuring charges	(7.5)%	(18.8)%
Non-GAAP restructuring expenses	—%	—%

GAAP loss from operations	(33.8)%	(67.9)%
Total non-GAAP adjustments	40.3%	45.0%
Non-GAAP income (loss) from operations	6.5%	(22.9)%

GAAP interest and other income (expense), net	(3.4)%	(5.9)%
Non-recurring interest and other income (expense), net	0.2%	4.4%
Non-GAAP interest and other income (expense), net	(3.1)%	(1.4)%

GAAP loss before income taxes	(37.2)%	(73.7)%
Total non-GAAP adjustments	40.5%	49.4%
Non-GAAP income (loss) before income taxes	3.3%	(24.4)%

GAAP income tax benefit	(0.4)%	(3.9)%
Acquisition tax benefit	0.8%	5.0%
Non-GAAP income tax provision	0.4%	1.1%

GAAP net loss	(36.8)%	(69.8)%
Total non-GAAP adjustments before income taxes	40.5%	49.4%
Less: total tax adjustments	0.8%	5.0%
Non-GAAP net income (loss)	2.9%	(25.5)%